UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2011

Great East Bottles & Drinks (China) Holdings, Inc.

(Exact name of registrant as specified in charter)

                          Florida

(State or other jurisdiction of incorporation)

333-139008	59-2318378
(Commission File Number)	(IRS Employer Identification No.)

203 Hankow Center, 5 - 15 Hankow Road, Tsimshatsui, Kowloon, Hong Kong
(Address of Principal Executive Offices)

852-2192-4805
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 15, 2011 Mr. Cheung Wai Kit was appointed as a director of the Company and Mr. Chan Ka Wai was also appointed as a director of the Company. On that same day, Mr. Stetson Chung resigned as a director of the Company.

Biographical information for the new directors follows:

Mr. Cheung, 36, is currently the Chief Producer of Cross Media. Since 1993, he has worked at several well-known mass media companies such as ATV, Culturecom Holdings Limited, and Next Media. In 1997, Mr. Cheung established many popular magazines such as Game Weekly, Game Wave, Soccer Wave and has since become familiar with the publishing and magazine distribution procedures. Since 2007, Mr. Cheung has established web and video programs about TV games and has acted as the anchorperson within these programs, performing demonstrations, analyzing and commenting on TV games.

Mr. Chan Ka Wai, 30, received his education as the Tuen Mun Catholic Secondary School and the Ju Ching Chu Secondary School.  From 1997 to 2007, he worked at Crown Worldwide (Hong Kong) Limited, first as an Operational Assistant and then as a Team Leader.  Since 2008 he has worked at Iron Mountain Hong Kong where he serves as a Supervisor.

SIGNATURES

            In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC.

Dated: February 15, 2011	/s/ Yau Wai Hung_____
Yau Wai Hung
Chief Executive Officer and Director